UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): February 5, 2026

THE CANNABIST COMPANY HOLDINGS INC.
(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Billerica Road Chelmsford, Massachusetts (Address of principal executive offices)	01824 (Zip Code)

(978) 910-1486
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 5, 2026, The Cannabist Company Holdings Inc. (the “Company”), Green Leaf Medical of Virginia, LLC, a subsidiary of the Company (“Green Leaf Virginia”), and Green Leaf Medical, LLC, another subsidiary of the Company and the sole member of Green Leaf Virginia (the “Member”), entered into an Amendment to the Equity Purchase Agreement (the “Amendment”), which amends that certain Equity Purchase Agreement, dated as of December 18, 2025 (the “Equity Purchase Agreement” and the transaction contemplated under the Equity Purchase Agreement and the Amendment, the “Transaction”), with Parma Holdco LLC (“Buyer”) and, solely for the limited purposes set forth therein, Millstreet Credit Fund LP.

The Amendment provides that, among other things, the Company or one of its affiliates (the “Employer”) will continue to employ certain employees of Green Leaf Virginia (the “Leased Employees”) through the earlier of (x) April 30, 2026 and (y) such date elected by Buyer upon written notice to the Company (the “Transition End Date”) pursuant to an employee leasing agreement, dated as of the closing of the Transaction (the “Closing”) by and between the Company and Green Leaf Virginia.  Pursuant to the Amendment, prior to the Transition End Date, Buyer or one of its affiliates will make offers of employment, effective as of the day following the Transition End Date, to each Leased Employee who remains employed by the Employer as of the Transition End Date.

Except as otherwise provided in the Amendment, all other provisions of the Equity Purchase Agreement continue unmodified, in full force and effect and constitute legal and binding obligations of the parties in accordance with their terms.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s next periodic report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.01.

On February 5, 2026, the Company completed the previously announced sale of all of the issued and outstanding equity interests of Green Legal Virginia, held by the Member, to Buyer for a total consideration of $130 million, consisting of $117.5 million payable in cash at Closing and the remaining $12.5 million to be escrowed at Closing and to be released in two parts: (i) up to $1 million, upon the finalization of the post-closing purchase price adjustment and (ii) the remaining amount not otherwise used to satisfy indemnification obligations, following the nine-month anniversary of the Closing. The purchase price is subject to post-closing adjustment based on the final determination of cash, debt, net working capital, unpaid transaction expenses and certain transaction payments as of Closing.

Item 7.01 – Regulation FD Disclosure

Press Release

On February 5, 2026, the Company issued a press release announcing the entry into the Amendment and the Closing. The press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
Exhibit

No.	Description

99.1	Press Release, dated February 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

	By:	/s/ David Sirolly
	Name:	David Sirolly
	Title:	Chief Legal Officer & General Counsel
Date: February 5, 2026